Exhibit 5.1

June 26, 2013

Cypress Semiconductor Corporation

198 Champion Court

San Jose, CA 95134-1599

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 26, 2013 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 1,216,987 shares of common stock, par value $0.01, of Cypress Semiconductor Corporation (“Common Stock”), reserved for issuance pursuant to the Employee Stock Purchase Plan, as amended (the “ESPP”) and $28,304,825.46 deferred compensation obligations (the “Obligations”) of Cypress Semiconductor Corporation (the “Company”) issuable under the Cypress Nonqualified Deferred Compensation Plan I and Cypress Nonqualified Deferred Compensation Plan II (together, the “Plans”). As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the shares of Common Stock under the ESPP (the “Shares”) and the proceedings taken and proposed to be taken by the Company in connection with the issuance of the Obligations under the Plans.

It is our opinion that the Shares will be, when issued and sold in the manner referred to in the ESPP, legally and validly issued, fully paid and nonassessable, and that upon the issuance of the Obligations in the manner contemplated by the Registration Statement and in accordance with the terms of the Plans, such Obligations will be legally valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati